Exhibit 99.1

Arrive AI Launches Defense Division to Power the Next Generation of Autonomous Military Logistics

Chief Strategy Officer Neerav Shah to lead new division targeting military, defense and national security markets; Company sees significant opportunities for non-dilutive government funding

INDIANAPOLIS, IN October 12, 2026 /ACCESSWIRE/ — Arrive AI (NASDAQ:ARAI), a physical AI and autonomous logistics infrastructure company enabling drones, autonomous mobile robots (AMRs), autonomous vehicles (AVs) and human couriers to securely exchange goods, today announced the formation of Arrive AI Defense, a new division dedicated to bringing the company’s patented autonomous delivery infrastructure and intelligent logistics technologies to the defense, military, diplomatic and national security sectors.

Neerav Shah, Arrive AI’s Chief Strategy Officer, will lead the new division, bringing extensive experience in government contracting, defense procurement and supplying products and services to the federal government.

The strategic expansion represents a significant new opportunity for Arrive AI as it will seek to unlock autonomous logistics across industries where speed, security, reliability and operational efficiency are critical. The company also believes the defense sector offers substantial opportunities to pursue non-dilutive funding through government-sponsored research, development, testing and procurement programs.

As military organizations increasingly deploy unmanned aerial systems, autonomous ground vehicles and robotic technologies, a critical infrastructure challenge remains: How do these autonomous systems securely deliver, retrieve and exchange mission-critical supplies without requiring personnel to be physically present?

Arrive AI believes its technology can help solve that challenge.

“The battlefield of tomorrow will be increasingly autonomous, but autonomy is only as effective as the infrastructure supporting it,” said Dan O’Toole, Founder, Chairman and CEO of Arrive AI. “Drones can fly, robots can navigate, and autonomous vehicles can transport, but equally critical is what happens when they arrive. That’s where Arrive AI comes in. We have spent more than a decade developing the technology to securely connect these systems with the physical world. Establishing Arrive AI Defense is a natural and exciting evolution of our vision.”

Building the Infrastructure for the Autonomous Battlefield

Arrive AI Defense will focus on adapting and advancing the company’s patented autonomous delivery infrastructure for potential military, diplomatic, defense and national security applications, including:

●	Autonomous Battlefield Resupply: Enabling unmanned delivery and retrieval of medical supplies, critical equipment, replacement components and other mission-essential materials.

●	Last-Inch Military Logistics: Creating secure exchange points where drones, ground robots, autonomous vehicles and personnel can transfer supplies without requiring simultaneous human interaction.

●	U.S. Embassies and Diplomatic Missions Worldwide: Exploring the deployment of Arrive Points™ at U.S. embassies, consulates and diplomatic facilities around the world to enable secure, controlled and autonomous delivery and pickup of vital cargo. These installations could provide protected exchange points for sensitive documents, medical supplies, critical equipment and other mission-essential materials, reducing the need for direct human handoffs while enhancing security, accountability and operational continuity.

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●	Mobile and Vehicle-Mounted Arrive Points™: Developing specialized Arrive Point™ configurations designed for integration with military tanks, armored vehicles, boats, recreational vehicles, campers, mobile command centers and commercial transportation fleets. These adaptable configurations could transform vehicles into mobile autonomous logistics hubs, enabling drones, robots and human couriers to securely deliver and retrieve supplies wherever operations require them. The concept would extend Arrive AI’s infrastructure beyond fixed installations into mobile and rapidly deployable environments.

●	Forward Operating Base Support: Supporting distributed logistics networks capable of receiving and dispatching critical supplies through autonomous delivery systems.

●	Military Medical Logistics: Facilitating secure movement of medications, medical supplies, diagnostic materials and other time-sensitive healthcare resources.

●	Distributed and Expeditionary Operations: Exploring portable and strategically positioned autonomous logistics infrastructure for remote and challenging operating environments.

●	Defense Installation Logistics: Supporting autonomous movement of supplies, equipment and materials across military bases, installations, maintenance facilities and logistics centers.

Together, these applications represent a broader vision for Arrive AI Defense: an interconnected network of fixed, mobile and deployable autonomous logistics infrastructure capable of supporting mission-critical operations virtually anywhere in the world.

“Our vision does not stop at a military base or a fixed installation,” said Neerav Shah, Chief Strategy Officer at Arrive AI. We anticipate Arrive Points™ can offer significant value at an American embassy halfway around the world, on an armored vehicle operating in a remote environment, or aboard a vessel at sea. Wherever autonomous systems can operate, we want the infrastructure to be there to receive, secure and exchange vital cargo. We see the opportunity to turn virtually any location — even a moving vehicle — into an intelligent logistics destination. That is the power of unlocking autonomy.”

Neerav Shah Tapped to Lead Arrive AI Defense

Neerav Shah, the company’s Chief Strategy Officer, will lead the newly established defense division, bringing a comprehensive background in government contracting, defense procurement and the administration of federal government contracts.

Shah’s experience includes working within the government contracting ecosystem as an original equipment manufacturer (OEM) and supplier to the U.S. government, including the Department of Defense, currently referred to by the administration as the Department of War.

His experience navigating government procurement processes, contractual requirements, supplier relationships and defense-related business operations is expected to play an important role as Arrive AI pursues opportunities within the military and national security sectors.

“Neerav’s experience working directly within the government contracting ecosystem, coupled with his deep understanding of our technology and strategic vision make him uniquely qualified to lead this exciting new chapter for Arrive AI,” said O’Toole. “. We believe the combination of our patented technology and Neerav’s experience positions us to pursue meaningful opportunities in the defense sector.”

As head of Arrive AI Defense, Shah will oversee the division’s strategic direction, business development, government engagement, defense industry partnerships and efforts to adapt Arrive AI’s autonomous logistics technologies to meet military and national security requirements.

“The defense sector represents an extraordinary opportunity to apply Arrive AI’s technology to some of the world’s most demanding logistics challenges,” said Shah. “Our objective is to help create the infrastructure that enables autonomous systems to operate more effectively, securely and independently. I look forward to building relationships across the defense ecosystem and advancing solutions that can support our nation’s military and national security missions.”

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Significant Opportunities for Non-Dilutive Government Funding

In addition to the commercial potential of serving the defense and national security markets, Arrive AI believes the sector presents significant opportunities to secure non-dilutive funding to support technology development, product adaptation, testing, demonstrations and potential commercialization.

The company intends to evaluate federal funding mechanisms, including Small Business Innovation Research (SBIR) and Small Business Technology Transfer (STTR) programs, where eligible, along with government research and development awards, prototype agreements, cooperative development initiatives and other defense-sponsored innovation programs.

Such opportunities could allow Arrive AI to advance its autonomous logistics technologies while potentially reducing its reliance on traditional equity financing.

“One of the most compelling aspects of entering the defense market is the opportunity to pursue government-sponsored funding that can help accelerate innovation in a non-dilutive manner,” said O’Toole. “We believe there are meaningful opportunities for the company to apply for government funding of the development, adaptation and validation of our technologies that can directly address critical military logistics challenges. That creates the potential for an attractive combination of technological advancement, strategic partnerships and long-term commercial opportunity.”

The company believes its existing intellectual property portfolio, autonomous delivery infrastructure and software capabilities may provide a foundation for pursuing programs focused on unmanned logistics, robotic systems integration, secure supply chain operations and autonomous infrastructure.

Arrive AI Defense intends to evaluate these funding opportunities as part of its broader strategy to establish a presence in the defense market.

No government funding awards or defense contracts have been announced in connection with the formation of the division, and there can be no assurance that the company will qualify for or receive such funding.

Platform-Agnostic Technology Designed for an Autonomous Future

Unlike solutions tied to a single drone, robot or vehicle manufacturer, Arrive AI’s technology is designed to serve as a platform-agnostic infrastructure layer connecting multiple autonomous delivery systems.

The company’s patented Arrive Point™ technology, combined with its Arrive OS software platform, provides a foundation for secure package exchange, access authorization, monitoring and logistics orchestration.

This approach could enable defense organizations to integrate autonomous systems from multiple manufacturers into a coordinated logistics ecosystem rather than relying on isolated, proprietary delivery networks.

“We do not need to build the drone, the robot or the autonomous vehicle. We provide the infrastructure that allows them to complete their missions,” O’Toole said. “Our technology can serve as the needed connector between autonomous transportation and autonomous logistics. In defense applications, that capability has the potential to save time, conserve manpower, improve operational readiness and, most importantly, reduce unnecessary exposure of military personnel to dangerous environments.”

A Significant New Market Opportunity

The formation of Arrive AI Defense expands the company’s strategic focus beyond its existing healthcare, commercial, enterprise and autonomous delivery markets.

The new division intends to evaluate opportunities with U.S. defense agencies, military branches, defense contractors, autonomous systems manufacturers, research institutions, diplomatic organizations and allied defense partners.

Initial priorities will include identifying potential defense partners, evaluating military-specific technical requirements, pursuing demonstration opportunities, exploring government research and procurement programs, and identifying opportunities for non-dilutive funding.

The division will also assess additional requirements associated with military deployments, including ruggedization, cybersecurity, secure communications, operating environments, mobile platform integration and mission-specific configurations.

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Arrive AI believes the growing adoption of autonomous systems across defense operations creates a compelling opportunity for the company’s intellectual property, hardware infrastructure and software capabilities.

More Than Delivery. Mission Enablement.

For military operations, logistics is not simply about moving supplies. It is about delivering the right resources to the right location at the right time, often under challenging and unpredictable conditions.

Arrive AI’s approach is intended to help make autonomous logistics more scalable, interoperable and accessible.

“For generations, military logistics has depended on people moving things from point A to point B, often at considerable cost and risk,” O’Toole said. “We envision a future where autonomous systems handle more of those movements, allowing our service members to concentrate on the missions that only humans can perform.Arrive AI Defense is about taking the technology we have already developed and exploring how it can support the people who protect our country. We believe this could become one of the most meaningful and consequential applications of our technology.”

Autonomy Unlocked.

With the formation of Arrive AI Defense, the company continues its evolution from a secure delivery technology innovator into a broader autonomous logistics infrastructure platform serving commercial, healthcare, enterprise and defense markets.

“The future of defense logistics is autonomous. The infrastructure to make it possible is what we are building,” O’Toole concluded. “Autonomy Unlocked.”

About Arrive AI

Arrive AI (NASDAQ:ARAI) is building the infrastructure for autonomous logistics through a network of intelligent delivery endpoints that enable secure, asynchronous exchange of goods. The company’s platform supports drones, ground robotics, and human couriers, solving the “last inch of the last-mile” challenge across logistics, healthcare, and enterprise delivery.

Forward-Looking Statements

This news release and statements of Arrive AI’s management in connection with this release or related events may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events and expected business and financial performance and often include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “potential,” “will,” “should,” “could,” “would,” “optimistic,” or “may,” and similar expressions. These statements are based on information available as of the date of this release and reflect management’s current views and assumptions. They are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that may be beyond the company’s control. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this release. Potential investors should review Arrive AI’s Registration Statement and other filings, including risk factors, available at the U.S. Securities and Exchange Commission website at www.sec.gov. Arrive AI undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date of this release, except as required by law.

Media Contact

Tasha Jones, Marketing Communications Manager, Arrive AI, media@arriveai.com

Investor Contact

Alliance Advisors IR, ARAI.IR@allianceadvisors.com

SOURCE

Arrive AI, Inc.

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